Exhibit 4.7


          FIRST AMENDMENT, dated as of November 22, 1994 (this
"Amendment"), to the REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of October 7, 1994 (as amended, supplemented, modified or extended from time to time, the "Credit Agreement"), among NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Borrower"), each of the several lenders from time to time parties thereto (each a "Lender" and, collectively, the "Lenders"), THE BANK OF NEW YORK, as Administrative Agent for the Lenders (the "Administrative Agent") and THE FIRST NATIONAL BANK OF BOSTON and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as Co-Agents.


                        W I T N E S S E T H:

          WHEREAS, (1) the parties desire to amend the Agreement in certain respects and (2) the Lenders propose to waive a Default that otherwise may occur under the terms of the Agreement, each in the manner set forth herein;

          NOW, THEREFORE, the parties hereby agree as follows:

          Section 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.
Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Agreement shall, from and after the date hereof, refer to the Agreement as amended hereby.

          Section 2. Amendment of Section 8.02 of the Agreement. Section 8.02(e)(ii) of the Agreement is amended to read in its entirety as follows:

          "(ii) so long as no payment or financial covenant Default or Event of Default shall have occurred and be continuing, the Borrower may pay management fees in respect of periods subsequent to the Closing Date to the Guarantor in the ordinary course of business pursuant to the Borrower Management Agreement; provided, however, that the Borrower shall in no event pay to the Guarantor management fees in excess of $4,000,000 in any 12-month period. Management fees not paid as a consequence of the existence of a Default or Event of Default may be accrued until any such Default or Event of Default has been cured or waived, and may be paid thereafter."

          Section 3. Waiver under Sections 8.02(a) and 9.01(b) of the Agreement. By executing this Amendment, each Bank shall waive any right to accelerate or cause the acceleration of Loans pursuant to Section 9.01(b) of the Agreement in respect of Borrower's inability to eliminate, on or prior to 30 Business Days after the Closing Date, certain Liens that may exist on certain of its properties pursuant to Section 8.02(a)(ii); provided, that the Borrower shall, in the reasonable judgment of the Administrative Agent, eliminate all Liens referred to in Section 8.02(a)(ii) not later than December 31, 1994.

          Section 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders (a) that the execution and delivery of this Amendment by it has been duly authorized by all necessary corporate action and (b) that this Amendment constitutes the valid and legally binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equity principles.

          Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

          Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         NATIONAL PROPANE CORPORATION


                         By: Thomas E. Shultz
                             ----------------------
                            Name:  Thomas E. Shultz
                            Title: Vice President & Treasurer


                         THE BANK OF NEW YORK, as
                         Administrative Agent and as a Lender


                         By: Glenn Autorino
                             ----------------------
                            Name:  Glenn Autorino
                            Title:


                         THE FIRST NATIONAL BANK OF BOSTON


                         By: Michael Kane
                             ----------------------
                            Name:  Michael Kane
                            Title:


                         THE FIRST NATIONAL BANK OF CHICAGO


                         By: Nathan L. Bloch
                             ----------------------
                            Name:  Nathan L. Bloch
                            Title: Vice President


                         INTERNATIONALE NEDERLANDEN
                         (U.S.) CREDIT CORPORATION


                         By: Robert L. Fellows
                             ----------------------
                            Name:  Robert L. Fellows
                            Title:



                         USL CAPITAL CORPORATION


                         By:__________________________
                            Name:
                            Title:


                         PILGRIM PRIME RATE TRUST


                         By: Kathleen Linarcic
                             ----------------------
                             Name:  Kathleen Linarcic
                             Title: Senior Credit Analyst


                         VAN KAMPEN MERRITT
                         PRIME RATE INCOME TRUST


                         By: Jeffrey W. Maillet
                             ----------------------
                             Name:  Jeffrey W. Maillet
                             Title:


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